                                                                   Exhibit 99(w)


THIS SECOND SUPPLEMENTAL TRUST DEED is made on 26th February, 2002 BETWEEN:

(1)  TXU EASTERN FUNDING COMPANY (the "Issuer");

(2)  TXU EUROPE LIMITED (the "Guarantor"); and

(3)  THE LAW DEBENTURE TRUST CORPORATION p.l.c. (the "Trustee").

WHEREAS:

(A) On 8th March, 2000 the Issuer issued(pound)225,000,000 7.25 per cent. Notes due 2030 ("Tranche One") constituted by and in accordance with the Trust Deed dated 15th December, 1999 made between the Issuer, the Guarantor and the Trustee (the "Principal Trust Deed"), as modified and supplemented by a Pricing Supplement dated 6th March, 2000 (as subsequently modified, the "Tranche One Pricing Supplement") and a Supplemental Trust Deed dated 12th October, 2000 (the "First Supplemental Trust Deed" and, together with the Principal Trust Deed, the "Subsisting Trust Deeds") made between the Issuer, the Guarantor and the Trustee. On 12th October, 2000 the Issuer issued(pound)50,000,000 7.25 per cent. Notes due 2030 ("Tranche Two") constituted by and in accordance with the Principal Trust Deed as modified and supplemented by a Pricing Supplement dated 6th October, 2000 (the "Tranche Two Pricing Supplement" and, together with the Pricing Supplement dated 6th March, 2000, the "Pricing Supplements"). Tranche One and Tranche Two are consolidated and form a single series of (pound)275,000,000 7.25 per cent. Notes due 2030 (the "Notes").

(B) This Second Supplemental Trust Deed is supplemental to the Subsisting Trust Deeds and the Pricing Supplements.

(C) The terms and conditions of the Notes (the "Conditions") are as set out in the First Schedule to the Principal Trust Deed as modified and supplemented by the Pricing Supplements and the First Supplemental Trust Deed.

(D) At an adjourned meeting (the "Meeting") of the holders of the Notes (the "Noteholders") held on 26th February, 2002, the extraordinary resolution (the "Extraordinary Resolution") set out in the notice convening the Meeting dated 12th February, 2002 (the "Notice of Meeting") was duly passed, and the Issuer and the Guarantor are executing this Second Supplemental Trust Deed in order to give effect to the Extraordinary Resolution.

(E) The Trustee is executing this Second Supplemental Trust Deed (which is substantially in the form of the draft submitted to the Meeting) in accordance with the authorisation and instruction in the Extraordinary Resolution.

NOW THIS SECOND SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.   INTERPRETATION

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                                       2

     Unless the context otherwise requires, all words and expressions defined in the Subsisting Trust Deeds and the Pricing Supplements shall have the same meanings in this Second Supplemental Trust Deed.

2.   MODIFICATIONS

2.1 The Issuer represents and warrants to the Trustee that the Eastern Disposal (as defined in the Notice of Meeting) completed on 18th January, 2002, and that accordingly the condition referred to the Notice of Meeting to the modifications hereinafter contained becoming effective has been satisfied.

2.2 Each of the Pricing Supplements is modified with effect from the date hereof as follows:

     2.2.1 by the insertion of the words "(i) On the occurrence of a Potential Put Event" as a separate line after the words "(e) Redemption at the option of the Noteholders" in Appendix A;

     2.2.2 by the insertion of the following as a separate paragraph immediately before the words "In this Condition 6(e)":

          "(ii) On 8th March, 2015

          The Issuer shall, at the option of the holder of any Note, redeem such Note on 8th March, 2015 at its Redemption Amount together with unpaid interest accrued to 8th March, 2015.

          To exercise such option the holder must deposit such Note (together with all unmatured Receipts and Coupons and unexchanged Talons) with any Paying Agent at its specified office, together with a duly completed option exercise notice ("Exercise Notice") in the form obtainable from any Paying Agent, not less than 30, nor more than 60, days prior to 8th March, 2015. No Note so deposited and option exercised may be withdrawn without the prior consent of the Issuer, except that such Note will be returned to the relevant Noteholder by the Paying Agent with which it has been deposited if, prior to the due date for its redemption or the exercise of the option, the Note becomes immediately due and payable or if upon due presentation payment of the redemption moneys is not made or exercise of the option is denied.";

     2.2.3 by the insertion of the following immediately following the definition of "Control":

          "The "Eastern Disposal" means the sale of Eastern Electricity Limited under an agreement dated 19th November, 2001, as more fully described in the explanatory memorandum referred to in the Notice of Meeting (as defined in the second supplemental trust deed dated 26th February, 2002 between the Issuer, the Guarantor and the Trustee)"; and

     2.2.4 by the insertion of the words ", save that the Eastern Disposal (and each stage thereof and any consequences thereof) shall not constitute a Loss of Control Event" immediately before the full stop at the end of the definition of "Loss of Control Event".

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                                       3

2.3 The Issuer and the Trustee each undertake to take all reasonable steps to procure the holder of the Global Notes representing the Notes to replace the Pricing Supplements currently attached to such Global Notes with the revised Tranche One Pricing Supplement and the revised Tranche Two Pricing Supplement incorporating the above changes which are attached as Annexes I and II hereto.

3.   NOTICE

     The Issuer confirms that it will publish notice of the passing of the Extraordinary Resolution and of the fact that the modifications herein contained have become effective on the date hereof in accordance with the Subsisting Trust Deeds. Such notice shall be in a form approved by the Trustee.

4.   INCORPORATION

     The Subsisting Trust Deeds, the Pricing Supplements and this Second Supplemental Trust Deed shall henceforth be read and construed together as one document.

5.   COUNTERPARTS

     This Second Supplemental Trust Deed may be executed in one or more counterparts each of which taken together shall constitute one and the same instrument.

6.   MEMORANDUM

     A memorandum of this Second Supplemental Trust Deed shall be endorsed by the Trustee on the Principal Trust Deed and by the Issuer and the Guarantor on the duplicates thereof.

7.   THIRD PARTY RIGHTS

     A person who is not a party to the Subsisting Trust Deeds or this Second Supplemental Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term thereof, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

8.   GOVERNING LAW

     This Second Supplemental Trust Deed is governed by, and shall be construed in accordance with, English law.

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                                       4

                                    ANNEXE I

                               PRICING SUPPLEMENT

                           TXU EASTERN FUNDING COMPANY

                                                                 6th March, 2000

                (pound)225,000,000 7.25 per cent. Notes due 2030
   issued pursuant to the (euro) 2,000,000,000 Euro Medium Term Note Programme
                                (the "Programme")

(Terms used herein shall be deemed to be defined as such for the purposes of the Conditions)

The Notes constitute longer term debt securities issued in accordance with regulations made under section 4 of the Banking Act 1987. The Issuer of the Notes is not an authorised institution or a European authorised institution (as such are defined in the Banking Act 1987 (Exempt Transactions) Regulations
1997). Repayment of the principal and payment of any interest or premium in connection with the Notes has been guaranteed by TXU Europe Limited, which is not an authorised institution or a European authorised institution.

This Pricing Supplement, under which the Notes described herein (the "Notes") are issued, is supplemental to, and should be read in conjunction with, the Offering Circular (the "Offering Circular") dated 15th December, 1999 issued in relation to the Programme. The Notes will be issued on the terms of this Pricing Supplement read together with the Offering Circular.

Provisions appearing on the face of the Notes

1.   Series No.:                                   1

2.   Tranche No.:                                  1

3.   ISIN:                                         XS0108297044

4.   Currency:                                     pounds sterling ("(pound)")

5.   Nominal Amount of Tranche:                    (pound)225,000,000

6.   Issue Date:                                   8th March, 2000

Provisions appearing on the back of the Notes

7.   Form:                                         Bearer

8.   Denomination(s):                              (pound)1,000,(pound)10,000
                                                   and(pound)100,000

9.   Redenomination  into Euro (of Notes           Redenomination not applicable
     denominated in  a currency that may be
     redenominated  into Euro in accordance
     with Condition 7(i)):

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                                       5

10.  Interest Commencement Date                    Issue Date
     (other than Zero Coupon Notes):

11.  Interest Rate (including after Maturity       7.25 per cent. per annum
     Date):

12.  Interest  Payment  Date(s)  (other than Zero  8th March of every year
     Coupon Notes):                                commencing 8th March, 2001

13.  Relevant Time (Floating Rate Notes):          N/A

14.  Interest Determination Date (Floating Rate    N/A
     Notes:

15.  Primary  Source  for the  Floating  Rate      N/A
     (Floating Rate Notes):

16.  Reference  Banks  (Floating Rate Notes - if   N/A
     Primary  Source is "Reference Banks"):

17.  Relevant Financial Centre (Floating Rate      N/A
     Notes):

18.  Benchmark (Floating Rate Notes):              N/A

19.  Representative Amount (Floating Rate Notes):  N/A

20.  Relevant Currency (Floating Rate Notes):      N/A

21.  Effective Date (Floating Rate Notes):         N/A

22.  Specified Duration (Floating Rate Notes):     N/A

23.  Margin (if applicable):                       N/A

24.  Rate Multiplier (if applicable):              N/A

25.  Maximum/Minimum Interest Rate (if             N/A
     applicable):

26.  Maximum/Minimum Instalment Amount (if         N/A
     applicable):

27.  Maximum/Minimum Redemption Amount (if         N/A
     applicable):

28.  Interest   Amount  (Fixed  Rate  Note  or     (pound)72.50 per each(pound)
     Variable Coupon Amount Note):                 1,000 denomination Note
                                                   (pound)725.00 per each(pound)
                                                   10,000 denomination Note
                                                   (pound)7,250.00 per each
                                                   (pound)10,000 denomination
                                                   Note

29.  Day Count Fraction                            30/360

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                                       6

30.  Interest Period Date(s) (if applicable):      N/A

31.  Redemption Amount (including early            Nominal Amount,  save for
     redemption):                                  early redemption upon the
                                                   occurrence of a Category II
                                                   Restructuring  Event - see
                                                   Appendix A hereto

32.  Maturity Date:                                8th March, 2030

33.  Redemption for Taxation  Reasons  permitted   Yes
     on days other than Interest Payment Dates:

34.  Amortisation Yield (Zero Coupon Notes):       N/A

35.  Terms of  redemption at the option of the     N/A
     Issuer or description  of  any  other
     Issuer's   option  (if applicable):

36.  Issuer's Option Period (if applicable):       N/A

37.  Terms  of   redemption   at  the   option     See Appendix A hereto
     of the Noteholders or description of any other Noteholders' option (if applicable):

38.  Noteholders' Option Period (if applicable):   See Appendix A hereto

39.  Instalment Date(s) (if applicable):           N/A

40.  Instalment Amount(s) (if applicable):         N/A

41.  Unmatured   Coupons  to  become   void        Yes
     upon  early redemption:

42.  Talons to be attached to Notes and, if        Yes in respect of Definitive
     applicable,  the number of                    Notes (15 Interest
     Interest Payment Dates between the            Payment Dates between the
     maturity of each Talon) (if applicable):      maturity of each Talon)

43.  Business  Day   Jurisdictions  for            London
     Condition  7(g) (jurisdictions required
     to be open for payment):

44.  Additional  steps that may only be taken      N/A
     following approval   by  an   Extraordinary
     Resolution   in accordance with Condition
     11(a) (if applicable):

45.  Details of any other  additions  or           See Appendix B
     variations  to the Conditions (if
     applicable):

46.  The Agents appointed in respect of the        Citibank, N.A.
     Notes are:

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                                       7

Provisions applicable to Global Notes and Global Certificates

47.  Notes to be represented on issue by:          Temporary Global Note

48.  Applicable  TEFRA  exemption  (if "C          TEFRA D
     Rules" or "not applicable"):

49.  Temporary  Global Note  exchangeable for      The  Temporary  Global  Note
     Definitive Notes (if yes):                    is  exchangeable  for
                                                   interests in the Permanent
                                                   Global Note upon
                                                   certification as to non-U.S.
                                                   beneficial  ownership not
                                                   earlier than 40 days after
                                                   the Issue Date

50.  Permanent  Global Note  exchangeable          The  Permanent   Global  Note
     for Definitive Notes at the request of        is  exchangeable  in whole,
     the holder (if yes)                           but not in part, for
                                                   Definitive Notes (with
                                                   attached Coupons and Talons):

                                                   (i)  upon not less than 60
                                                        days' written notice
                                                        being given to the
                                                        Issuing and Paying Agent
                                                        by Euroclear and/or
                                                        Clearstream, Luxembourg,
                                                        (acting on the
                                                        instructions of any
                                                        holder of an interest in
                                                        the Permanent Global
                                                        Note); or


                                                   (ii) not later than 60 days
                                                        after the receipt of
                                                        notice by the Issuing
                                                        and Paying Agent from
                                                        Euroclear and/or
                                                        Clearstream, Luxembourg
                                                        (acting on the
                                                        instructions of any
                                                        holder of an interest in
                                                        the Permanent Global
                                                        Note) or the Trustee
                                                        following the occurrence
                                                        of an Exchange Event,

                                                        where "Exchange Event"
                                                        means:

                                                        (1) an Event of Default
                                                            has occurred and is
                                                            continuing;

                                                        (2) the Issuer has been
                                                            notified that either
                                                            Euroclear or
                                                            Clearstream,
                                                            Luxembourg has been
                                                            closed for business
                                                            for a continuous
                                                            period of 14 days
                                                            (other than by
                                                            reason of holiday,
                                                            statutory or
                                                            otherwise) or has
                                                            announced an
                                                            intention
                                                            permanently to cease
                                                            business or has in
                                                            fact done so and no
                                                            alternative clearing
                                                            system satisfactory
                                                            to

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                                       8

                                                            the Trustee is
                                                            available; or

                                                        (3) the Issuer has or
                                                            will become obliged
                                                            to pay additional
                                                            amounts as provided
                                                            for or referred to
                                                            in Condition 8 which
                                                            would not be
                                                            required were the
                                                            Notes in definitive
                                                            form.

Provisions relating only to the sale and listing of the Notes

51.  Issue Price:                                  99.428 per cent.

52.  Details  of  any  additions  or  variations   N/A
     to the selling restrictions:

53.  Listing:                                      Luxembourg

54.  Dealer's Commission:                          0.25 per cent.

55.  Method of issue of Notes:                     Syndicated Issue

56.  The following Dealers are subscribing the     Barclays Bank PLC
     Notes:                                        Deutsche Bank AG London
                                                   The Royal Bank of Scotland
                                                   plc

57.  Common Code:                                  010829704

58.  Net Proceeds:                                 (pound)222,306,750

59.  Use of Proceeds (if  different  from that     N/A
     stated in the Offering Circular):

The Issuer confirms that:

(a) as at the date hereof, it has complied with its obligations under the listing rules of the Luxembourg Stock Exchange in relation to the admission to, and continuing listing of, the Programme and of any previous issues made under it and listed on the same exchange as the Programme; and

(b) it will have complied with its obligations under the listing rules of the Luxembourg Stock Exchange by the time when the Notes are so admitted; and

(c) as at the date hereof, it has not, since the last publication of information in compliance with the listing rules of the Luxembourg Stock Exchange about the Programme, any previous issues made under the Programme and listed on the Luxembourg Stock Exchange, or the Notes, having made all reasonable enquiries, become aware of any change in circumstances which could reasonably be regarded as significantly and adversely affecting its ability to meet its obligations as issuer in respect of the Notes as they fall due; and

(d) as at the date hereof, it has complied and will continue to comply with, its obligations under the Banking Act 1987 (Exempt Transactions) Regulations 1997 to lodge all relevant information in relation to the Notes with the London Stock Exchange.

Responsibility

The Issuer and the Guarantor accept responsibility for the information appearing in this Pricing Supplement.

Signed on behalf of the Issuer              Signed on behalf of the Guarantor


By:                                         By:
     -------------------------------             -------------------------------
     Duly Authorised Signatory                   Duly Authorised Signatory

                                   APPENDIX A

Condition 6(e) is deleted and replaced with the following:

"(e) Redemption at the option of the Noteholders

     (i)  On the occurrence of a Potential Put Event

     If, at any time while any of the Notes remains outstanding, a Potential Put Event occurs and during the Relevant Period, or (other than where the Potential Put Event is a Category II Restructuring Event) prior to the commencement of the Relevant Period, an Independent Financial Adviser shall have certified in writing to the Trustee that such Potential Put Event will not be or is not, in its opinion, materially prejudicial to the interests of the Noteholders, the following provisions of this Condition 6(e) shall cease to have any effect in relation to such Potential Put Event.

     If, at any time while any of the Notes remains outstanding, a Potential Put Event occurs and an Independent Financial Adviser shall have certified in writing to the Trustee that such Potential Put Event is, in its opinion, materially prejudicial to the interests of the Noteholders (a "Negative Certification"), then, unless at any time the Issuer shall have given a notice under Condition 6(c), the holder of each Note will, upon the giving of a Put Event Notice (as defined below), have the option (the "Put Option") to require the Issuer to redeem or, at the option of the Issuer, purchase (or procure the purchase of) that Note on the Put Date (as defined below), at its Put Event Redemption Amount together with (or, where purchased, together with an amount equal to) interest (if any) accrued to (but excluding) the Put Date.

     Any certification by an Independent Financial Adviser as aforesaid as to whether or not, in its opinion any Potential Put Event is materially prejudicial to the interests of the Noteholders shall, in the absence of manifest error, be conclusive and binding on the Trustee, the Issuer, the Guarantor and the Noteholders.

     Promptly upon, and in any event within 14 days after, the Issuer becoming aware that a Potential Put Event has occurred, the Issuer shall, and at any time upon the Trustee becoming similarly so aware the Trustee may, and if so requested by the holders of at least one-quarter in nominal amount of the Notes then outstanding shall, give notice (a "Put Event Notice") to the Noteholders in accordance with Condition 16 specifying the nature of the Potential Put Event and the procedure for exercising the Put Option, provided that where the Potential Put Event is a Category II Restructuring Event the Issuer shall again give such notice 90 days prior to the Revocation Date (such latter notice, a "Category II Put Event Notice").

     To exercise the Put Option, the holder of a Note must deposit such Note with any Paying Agent at its specified office, on a day which is a Business Day in the City of London and in the place of such specified office falling within the period (the "Put Period") of (i), in the case where the Put Option is in respect of an event other than a Category II Restructuring Event, 45 days after that on which a Put Event Notice is given or (ii) otherwise, at any time up to 15 days prior to the Put Date, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a "Put Notice") and in which the holder may specify a bank account to which payment is to be made under this Condition 6. Where any Note is delivered without all Coupons relating to it which mature after the day (the "Put Date") being (i) in the case where the Put Option is in respect of

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                                       11

     an event other than a Category II Restructuring Event, the fifteenth day after the date of expiry of the Put Period or (ii) otherwise, the Revocation Date (provided that such day is a Business Day in the City of London, otherwise the next day which is a Business Day in the City of London), the exercise of the Put Option in respect of such Note shall be subject to the provision of such indemnity as the Issuer may reasonably require. The Paying Agent to which such Note and Put Notice are delivered shall issue to the Noteholder concerned a non-transferable receipt in respect of the Note so delivered. Payment in respect of any Note so delivered shall be made, if the holder duly specifies in the Put Notice an account with a bank to which payment is to be made, on the Put Date by transfer to that bank account and, in every other case, on or after the Put Date in each case against presentation and surrender or (as the case may be) endorsement of such receipt at any specified office of any Paying Agent. A Put Notice, once given, shall be irrevocable. For the purposes of Conditions 9, 10, 11, 12, 14, 16 and 17 and for certain other purposes specified in the Trust Deed, receipts issued pursuant to this Condition 6(e) shall be treated as if they were Notes. The Issuer shall redeem or, at the option of the Issuer, purchase (or procure the purchase of) the relevant Note on the applicable Put Date unless previously redeemed or purchased.

     The Trustee is under no obligation to ascertain whether a Potential Put Event or any event which could lead to the occurrence of, or could constitute a, Potential Put Event has occurred and until it shall have actual knowledge or express notice to the contrary, the Trustee may assume that no Potential Put Event or such other event has occurred.

     (ii) On 8th March, 2015

     The Issuer shall, at the option of the holder of any Note, redeem such Note on 8th March, 2015 at its Redemption Amount together with unpaid interest accrued to 8th March, 2015.

     To exercise such option the holder must deposit such Note (together with all unmatured Receipts and Coupons and unexchanged Talons) with any Paying Agent at its specified office, together with a duly completed option exercise notice ("Exercise Notice") in the form obtainable from any Paying Agent, not less than 30, nor more than 60, days prior to 8th March, 2015. No Note so deposited and option exercised may be withdrawn without the prior consent of the Issuer, except that such Note will be returned to the relevant Noteholder by the Paying Agent with which it has been deposited if, prior to the due date for its redemption or the exercise of the option, the Note becomes immediately due and payable or if upon due presentation payment of the redemption moneys is not made or exercise of the option is denied.

In this Condition 6(e):

"Business Day" means, in relation to any place, a day on which commercial banks and foreign exchange markets generally settle payments in that place.

"Category I Restructuring Event" means the occurrence of any one or more of the following events:

(A) (aa) the Secretary of State and/or Director General of Electricity Supply (or any successor) gives the Guarantor or the holder of the PES Licence written notice of revocation (or issues a public notice generally) of the PES Licence (excluding any second tier supply licence and provided that the giving of notice pursuant to paragraph 3 of Part 1 of the PES Licence in each case as in effect on the date of the Pricing Supplement, or any other similar provision in any other PES Licence, shall not be deemed to constitute the revocation of the PES Licence); or

     (bb) the Guarantor or the holder of the PES Licence agrees in writing with the Secretary of State and/or Director General of Electricity Supply to any revocation or surrender of the PES Licence; or

     (cc) any legislation (whether primary or subordinate) is enacted terminating or revoking the PES Licence,

     except in any such case in circumstances where a licence or licences (each, a "Successor Licence") on substantially not less favourable terms is or are granted to the Guarantor or one or more Relevant Subsidiaries or Subsidiaries (not being an Excluded Subsidiary) of the Guarantor at least 51 per cent. of the ordinary share capital of which is owned directly or indirectly by the Guarantor and which is Controlled by the Guarantor; or

(B) any modification (other than a modification which is of a formal, minor or technical nature) is made to the terms and conditions of the, PES Licence on or after the date of the Pricing Supplement, unless two directors of the Guarantor have certified in good faith to the Trustee that the modified terms and conditions are not materially less favourable to the business of the Group; or

(C) (aa) the Pooling and Settlement Agreement is terminated under Clause 67.4 thereof and not replaced by one or more agreements commercial arrangements or open market mechanisms or frameworks, in each case on terms which two directors of the Guarantor certify in good faith to the Trustee to be not materially less favourable to the business of the Group; or

     (bb) a holder of the PES Licence is given notice pursuant to Clause 67.3.2 of the Pooling and Settlement Agreement requiring it to cease to be a party thereto; or

     (cc) any notice declaring an event of default (as defined in the Pooling and Settlement Agreement) is given to a holder of the PES Licence under Clause 66.1.1 or 66.2 thereof and such default remains unremedied or unwaived; or

     (dd) any modification (other than a modification which is of a formal, minor or technical nature) is made to the Pooling and Settlement Agreement on or after the date of the Pricing Supplement, unless two directors of the Guarantor have certified in good faith to the Trustee that any such modification has not had and will not have a materially adverse effect on the financial rights and obligations of a holder of the PES Licence under the Pooling and Settlement Agreement or a materially adverse effect on the business of the Group, provided that any such modification shall, to the extent it grants or confers powers or discretions on the Director General of Electricity Supply (or any successor) under or in respect of the Pooling and Settlement Agreement, be deemed not to have a materially adverse effect as aforesaid, but for the avoidance of doubt any modification to the Pooling and Settlement Agreement made by the Director General of Electricity Supply (or any successor) by virtue of or pursuant to any such powers or discretions and which otherwise would have a materially adverse effect as provided above shall not by virtue of this sub-paragraph be deemed not to have such an effect; or

     (ee) a holder of the PES Licence ceases to be a party to the Pooling and Settlement Agreement for any other reason (other than pursuant to (bb) and (cc) above) except where a licence or licences is or are granted to one or more Subsidiaries as contemplated by sub-paragraph (A) above and at or about the same time all rights and obligations of such holder pursuant to the Pooling of Settlement Agreement which are attributable to such licence(s) are assigned and transferred to such Subsidiary and/or Subsidiaries in such manner as the Trustee may approve (such approval not to be unreasonably withheld or delayed) or such Subsidiary or Subsidiaries enters or enter into one or more agreements, commercial arrangements or open market mechanisms or frameworks in relation to such licence(s) which two directors of each of the Issuer and Guarantor certify to be not materially less favourable to the business of the Group; or

(D) any legislation (whether primary or subordinate) is enacted which removes, qualifies or amends (other than an amendment which if of a formal, minor or technical nature) the duties of the Secretary of State and/or the Director General of Electricity Supply under Section 3 of the Electricity Act as in force on the date of the Pricing Supplement, unless two directors of the Guarantor have certified in good faith to the Trustee that such removal, qualification or amendment is unlikely to have a materially adverse effect on the financial condition of the Group or any Relevant Subsidiary.

A "Category II Restructuring Event" occurs where the Secretary of State and/or Director General of Electricity Supply (or any successor) gives the Guarantor or the holder of the PES Licence written notice of revocation (or issues a public notice generally) of the PES Licence pursuant to paragraph 3 of Part 1 of the PES Licence, except in any such case in circumstances where a licence or licences (each, a "Successor Licence") on substantially not less favourable terms is or are granted to the Guarantor or one or more Relevant Subsidiaries or Subsidiaries (not being an Excluded Subsidiary) of the Guarantor at least 51 per cent. of the ordinary share capital of which is owned directly or indirectly by the Guarantor and which is Controlled by the Guarantor.

"Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise (and references to "Controlled" shall be construed accordingly).

The "Eastern Disposal" means the sale of Eastern Electricity Limited under an agreement dated 19th November, 2001, as more fully described in the explanatory memorandum referred to in the Notice of Meeting (as defined in the second supplemental trust deed dated 26th February, 2002 between the Issuer, the Guarantor and the Trustee).

"Electricity Act" means the Electricity Act 1989 as amended or re-enacted from time to time and all subordinate legislation made pursuant thereto.

"Excluded Subsidiary" means any Subsidiary of the Guarantor:

(i) which is a single purpose company whose principal assets and business comprise the ownership, acquisition, development and/or operation of assets comprising a Project;

(ii) in its capacity as a partner in, and whose only material asset is its interest in, a single purpose partnership whose principal assets and business comprise a Project (as defined in Condition 10 (Events of Default));

(iii)none of whose indebtedness for borrowed money in respect of the financing of such ownership, acquisition, development and/or operation of such assets comprising a Project is subject to any recourse whatsoever to any member of the Group (other than such Subsidiary or another Excluded Subsidiary) in respect of the repayment thereof, except as expressly referred to in sub-paragraph (ii) of the definition of Project Finance Indebtedness (as defined in Condition 10 (Events of Default)); and

(iv) which has been designated as such by the Guarantor by written notice to the Trustee,

provided that the Guarantor may give notice to the Trustee at any time that any Excluded Subsidiary is no longer an Excluded Subsidiary, whereupon it shall cease to be an Excluded Subsidiary.

"Generation Licence" means the electricity generation licence granted by the Secretary of State to Eastern Merchant Generation Limited under the Electricity Act as in effect on the date of the Pricing Supplement.

The "Gross Redemption Yield" on the Notes and the Reference Stock will be expressed as a percentage and will be calculated on the basis indicated by the Joint Index and Classification Committee of the Institute and Faculty of Actuaries as reported in the Journal of the Institute of Actuaries, Vol. 105,
Part I, 1978, page 18 or such other basis as the Trustee may approve.

"Group" means the Guarantor and its Subsidiary Undertakings and "member of the Group" shall be construed accordingly.

"indebtedness for borrowed money" means any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of (i) money borrowed, (ii) liabilities under or in respect of any acceptance or acceptance credit, or (iii) any notes, bonds, debentures, debenture stock, loan stock or other securities offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part or for a consideration other than cash.

"Independent Financial Adviser" means a financial adviser appointed by the Issuer and approved by the Trustee (such approval not to be unreasonably withheld or delayed) or, if the Issuer shall not have appointed such an adviser within 21 days after becoming aware of the occurrence of a Potential Put Event and the Trustee is indemnified to its satisfaction against the costs of such adviser, a financial adviser appointed by the Trustee following consultation with the Issuer.

A "Loss of Control Event" occurs where TXU Europe Limited ceases to own directly or indirectly at least a majority of the ordinary share capital of TXU Europe Group plc and all Principal Subsidiaries (as defined in Condition 10 (Events of Default)) or ceases to Control TXU Europe Group plc and all Principal Subsidiaries, save that the Eastern Disposal (and each stage thereof and any consequences thereof) shall not constitute a Loss of Control Event.

"PES Licence" means the public electricity supply licence granted by the Secretary of State to Eastern Electricity plc under the Electricity Act (but for the avoidance of doubt excluding for this purpose any second tier licence) as in effect on the date of the Pricing Supplement and/or any Successor Licence.

"Potential Put Event" means any of (a) a Rating Downgrade Event, (b) a Loss of Control Event, (c) a Category I Restructuring Event or (d) a Category II Restructuring Event.

"Pooling and Settlement Agreement" means the agreement dated 30th March, 1990 (as amended and restated as at 22nd April, 1994) made by Eastern Electricity plc with The National Grid Company plc and others setting out the rules and procedures for the operation of an electricity trading pool and of a settlement system and, while the same has effect, the Initial Settlement Agreement also dated 30th March, 1990 and made between the same parties, in each case as in force on the date of the Pricing Supplement.

A "Put Event" occurs on the date of the last to occur of (a) a Potential Put Event and (b) the relevant Negative Certification.

The "Put Event Redemption Amount" of a Note means its principal amount, save that where the Put Event arose as a result of a Category II Restructuring Event "Put Event Redemption Amount" means the higher of:

(i)  the principal amount thereof; and

(ii) that price (the "Redemption Price"), expressed as a percentage rounded to three decimal places (0.0005 being rounded downwards), at which the Gross Redemption Yield on the Notes, if they were to be purchased at such price on the third dealing day prior to the publication of the Category II Put Event Notice, would be equal to the Gross Redemption Yield on such dealing day of the 6 per cent. Treasury Stock due 7th December, 2028 or such other United Kingdom Government Stock as the Trustee, with the advice of three leading brokers operating in the gilt-edged market and/or gilt-edged market makers, shall determine to be appropriate (the "Reference Stock") on the basis of the middle market price of the Reference Stock prevailing on such dealing day, as determined by Deutsche Bank AG London (or such other person(s) as the Trustee may approve). Any reference in the Terms and Conditions to "principal" shall be deemed to include any sum payable as the Redemption Price.

"Rated Securities" means the Notes, if at any time and for so long as they have a rating from a Rating Agency, and otherwise any other unsecured and unsubordinated debt of the Issuer or a Relevant Subsidiary (or of any Subsidiary of the Guarantor which is guaranteed on an unsecured and unsubordinated basis by the Guarantor or a Relevant Subsidiary) having an initial maturity of five years or more which is rated by a Rating Agency.

"Rating Agency" means any of Standard & Poor's Rating Service, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service Limited or Duff & Phelps Credit Rating Co. or any of their respective Subsidiaries and their successors or any rating agency substituted for either of them (or any permitted substitute of them) by the Issuer from time to time with the prior written approval of the Trustee (such approval not to be unreasonably withheld or delayed).

A "Rating Downgrade Event" shall be deemed to have occurred if the then current rating assigned to the Rated Securities by any Rating Agency (whether provided by a Rating Agency at the invitation of the Issuer or by its own volition) is withdrawn or reduced from an investment grade rating (BBB-/Baa3, or their respective equivalents for the time being, or better) to a non-investment grade rating (BB+/Ba1, or their respective equivalents for the time being, or worse) or, if the Rating Agency shall then have already rated the Rated Securities below investment grade (as described above), the rating is lowered one full rating category (from BB+/Ba1 to BB/Ba2 or such similar lowering), PROVIDED that a Rating Downgrade Event shall be deemed not to have occurred if the rating assigned to the Rated Securities by each Rating Agency making the relevant reduction in rating or, where applicable, declining to assign a rating of at least investment grade as provided in this Condition 6(e), is subsequently increased to, or, as the case may be, there is assigned to the Notes or other unsecured and unsubordinated debt of the Issuer, the Guarantor or a Relevant Subsidiary (or of any Subsidiary of the Guarantor which is guaranteed on an unsecured and unsubordinated basis by the Guarantor or a Relevant Subsidiary) having an initial maturity of five years or more by such Rating Agency, an investment grade rating (BBB-/Baa3 or their respective equivalents for the time being) or better prior to any Negative Certification being issued.

"Relevant Indebtedness" means any present or future indebtedness (whether being principal, premium, interest or other amounts) in the form of or represented by notes, bonds, debentures, debenture stock, loan stock or other securities, whether issued for cash or in whole or in part for a consideration other than cash, and which, with the agreement of the person issuing the same, are quoted, listed or ordinarily dealt in on any stock exchange or recognised over-the-counter or other securities market, but shall in any event not include Project Finance Indebtedness.

"Relevant Licences" means the Generation Licence and the PES Licence and, in any such case, and from time to time any other licence or licences relating to the generation and/or distribution of electricity granted to the Guarantor and/or any Relevant Subsidiary or Subsidiary as contemplated pursuant to paragraph (A) of "Category I Restructuring Event" below and "Relevant Licence" shall be construed accordingly.

"Relevant Period" means the period of 90 days, starting from and including the day on which the Category I Restructuring Event, Rating Downgrade Event or Loss of Control Event, as the case may be, occurs or, in relation to a Category II Restructuring Event, the period commencing 90 days prior to the Put Date up to but excluding the Put Date.

"Relevant Subsidiary" means a member of the Group that holds a Relevant Licence.

"Revocation Date" means the date of the determination of the PES Licence following the 25 year notice period pursuant to a Category II Restructuring Event.

"Secretary of State" means the Secretary of State for Trade and Industry (or any successor).

"Subsidiary" means a "subsidiary" within the meaning of Section 736 of the Companies Act.

"Subsidiary Undertaking" shall have the meaning given to it by Section 258 of the Companies Act 1995 (but, in relation to the Issuer, shall exclude any undertaking (as defined in the Companies Act 1985) whose accounts are not included in the then latest published audited consolidated accounts of the Issuer, or (in the case of an undertaking which has first become a subsidiary undertaking of a member of the Group since the date as at which any such audited accounts were prepared) would not have been so included or consolidated if it had become so on or before that date).

Any reference to an obligation being guaranteed shall include a reference to an indemnity being given in respect of the obligation."

                                   APPENDIX B

1.   The following new Condition 18 is inserted after Condition 17:

"18  Financial Covenant

(a)  Interest Cover Covenant

The Guarantor shall ensure that at each financial year end by reference to the annual audited consolidated financial statements of the Group produced under US GAAP, the ratio of Net Revenues to Net Interest in respect of the immediately preceding 12 months shall not be less than 1.75 to 1.0;

where:

"Distribution" means any payment of dividends or other distribution and any return of capital including, without limitation, any payment in respect of, or on the redemption of, any share capital whether at a premium or otherwise, or any payment in respect of indebtedness for borrowed money to any person in the Group or to any person on their behalf, whether in cash or in kind and whether by way of interest, repayment of principal or otherwise and shall, for the avoidance of doubt, include any payment in respect of Subordinated Debt and Subordinated Loan Stock;

"Net Interest" includes, in relation to any period, the aggregate amount of all of the following insofar as they are payable by, or accrue in respect of indebtedness of, any member of the Group (except to another member of the Group) during that period: interest, commissions and fees in respect of moneys borrowed, discounts in respect of bills, notes or debts discounted, and that part of any amount under a financing lease or hire purchase, credit sale, conditional sale or deferred payment agreement which represents any of the foregoing save for interest payments in respect of Subordinated Debt or which constitute Distributions less the aggregate amount of interest income of the Group (excluding such income from another member of the Group) for such period. For this purpose, a discount shall be apportioned in accordance with US GAAP over the period for which that bill, note or debt is to be outstanding and shall be deemed to accrue from day to day during that period;

"Net Revenues" means, in relation to any period, the consolidated income of the Group for that period before Tax, interest and minority interests and before all extraordinary items, all as shown in the statements of consolidated income of the Group for that period, adding back all amounts provided (through the statements of consolidated income) for depreciation, goodwill and amortisation;

"Subordinated Debt" means any indebtedness for borrowed money of the Issuer which ranks subordinate to the Notes under the former's terms and conditions;

"Subordinated Loan Stock" means any loan stock issued by the Issuer which is not redeemable at the instance of the holder thereof on terms whereby all payments thereunder rank subordinate to the Notes under the terms of the relevant loan documentation; and

"Taxes" or "Tax" means any present or future taxes of any nature (including, without limitation, value added tax), levy, impost, duty or other charge of a similar nature now or hereafter imposed by the laws of the United Kingdom or the United States and any other jurisdiction or any political subdivision thereof (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying the same).

(b)  Certification of Compliance with Interest Cover Covenant

The Guarantor will, within 10 Business Days (as defined in Condition 6(e)) in London ("London Business Day") of the filing with the Registrar of Companies of each set of yearly audited financial statements, deliver to the Trustee a certificate signed on its behalf by two of their respective directors or one director and the Company Secretary:

(i) confirming compliance with Condition 18(a) as at the end of the preceding financial year; and

(ii) setting out in reasonable detail and in a form satisfactory to the Trustee the computations necessary to demonstrate such compliance.

(c)  Auditor's Certification of Compliance

Within 30 London Business Days of the filing with the Registrar of Companies of such financial statements in Condition 18(b), the Guarantor will deliver to the Trustee a certificate of the independent auditors of the Guarantor confirming compliance with Condition 18(a) as at the end of the preceding financial period.".

2. Paragraph (f) of Condition 6 (Redemption, Purchase and Options) is amended by deleting the phrase "at any time" in the second line of the first sentence and by inserting the following text after the word "price" at the end of that sentence: ", provided that such purchase(s) may only take place at any time after the third anniversary of the Issue Date".

3. Paragraph (b) of Condition 10 (Events of Default) is amended by inserting the following text between the words "Notes" and "the Guarantee" in the second line of that paragraph: "(which, for the avoidance of doubt, includes the Guarantor's obligations under Condition 18(a), 18(b) and 18(c))"

4. Paragraph (i) of Condition 10 (Events of Default) is deleted.

                                    ANNEXE II

                               PRICING SUPPLEMENT

                           TXU EASTERN FUNDING COMPANY

                                                               6th October, 2000

   (pound)50,000,000,000 7.25 per cent. Notes due 2030 issued pursuant to the
  (euro)2,000,000,000 Euro Medium Term Note Programme (the "Programme") to be consolidated and form a single series with the(pound) 225,000,000 7.25 per cent.
             Notes due 2030 issued on 8th March, 2000 ("Tranche 1")

(Terms used herein shall be deemed to be defined as such for the purposes of the Conditions)

The Notes constitute longer term debt securities issued in accordance with regulations made under section 4 of the Banking Act 1987. The Issuer of the Notes is not an authorised institution or a European authorised institution (as such are defined in the Banking Act 1987 (Exempt Transactions) Regulations
1997). Repayment of the principal and payment of any interest or premium in connection with Notes has been guaranteed by TXU Europe Limited, which is not an authorised institution or a European authorised institution.

This Pricing Supplement, under which the Notes described herein (the "Notes") are issued, is supplemental to, and should be read in conjunction with, the Offering Circular (the "Offering Circular") dated 15th December, 1999 issued in relation to the Programme. The Notes will be issued on the terms of this Pricing Supplement read together with the Offering Circular.

Provisions appearing on the face of the Notes

1    Series No:                                    1

2.   Tranche No:                                   2

3.   ISIN:                                         XS0108297044  on
                                                   consolidation with Tranche
                                                   1 issued on 8th March, 2000

4.   Temporary ISIN:                               XS0118715183

5.   Currency:                                     pounds sterling ("(pound)")

6.   Nominal Amount of Tranche:                    (pound)50,000,000

7.   Issue Date:                                   12th October, 2000

Provisions appearing on the back of the Notes

8.   Form:                                         Bearer

9.   Denomination(s):                              (pound)1,000,(pound)10,000
                                                   and(pound)100,000

10.  Redenomination   into   Euro   (of   Notes    Redenomination not applicable
     denominated  in a  currency  that  may  be
     redenominated   into  Euro  in  accordance
     with Condition 7(i)):

11.  Interest  Commencement  Date  (other  than    8th March, 2000
     Zero Coupon Notes):

12.  Interest Rate  (including  after  Maturity    7.25 per cent. per annum
     Date):

13.  Interest  Payment Date(s) (other than Zero    8th March of every year
     Coupon Notes):                                commencing 8th March, 2001

14.  Relevant Time (Floating Rate Notes):          N/A

15.  Interest   Determination   Date  (Floating    N/A
     Rate Notes):

16.  Primary   Source  for  the  Floating  Rate    N/A
     (Floating Rate Notes):

17.  Reference  Banks (Floating Rate Notes - if    N/A
     Primary Source is "Reference Banks"):

18.  Relevant  Financial  Centre (Floating Rate    N/A
     Notes):

19.  Benchmark (Floating Rate Notes):              N/A

20.  Representative   Amount   (Floating   Rate    N/A
     Notes):

21.  Relevant Currency (Floating Rate Notes):      N/A

22.  Effective Date (Floating Rate Notes):         N/A

23.  Specified Duration (Floating Rate Notes):     N/A

24.  Margin (if applicable):                       N/A

25.  Rate Multiplier (if applicable):              N/A

26.  Maximum/Minimum  Interest  Rate (if           N/A
     applicable):

27.  Maximum/Minimum Instalment  Amount (if        N/A
     applicable):

28.  Maximum/Minimum  Redemption  Amount (if       N/A
     applicable):

29.  Interest Amount (Fixed  Rate Note  or         (pound)72.50 per each(pound)
     Variable Coupon Amount Note):                 1,000 denomination Note
                                                   (pound)725.00 per each(pound)
                                                   10,000 denomination Note
                                                   (pound)7,250.00 per each
                                                   (pound)100,000 denomination
                                                   Note

30.  Day Count Fraction:                           30/360

31.  Interest Period Date(s) (if applicable):      N/A

32.  Redemption  Amount (including early           Nominal Amount, save  for
     redemption):                                  early   redemption  upon  the
                                                   occurrence of a Category II
                                                   Restructuring  Event  -  see
                                                   Appendix A hereto

33.  Maturity Date:                                8th March, 2030

34.  Redemption for Taxation Reasons  permitted    Yes
     on days other than Interest Payment Dates:

35.  Amortisation Yield (Zero Coupon Notes):       N/A

36.  Terms of  redemption  at the option of the    N/A
     Issuer or description of any other
     Issuer's option (if applicable):

37.  Issuer's Option Period (if applicable):       N/A

38.  Terms of  redemption  at the option of the    See Appendix A hereto
     Noteholders or description of any other
     Noteholders' option (if applicable):

39.  Noteholders'  Option  Period  (if             See Appendix A hereto
     applicable):

40.  Instalment Date(s) (if applicable):           N/A

41.  Instalment Amount(s) (if applicable):         N/A

42.  Unmatured  Coupons  to  become  void  upon    Yes
     early redemption:

43.  Talons to be attached to Notes and, if        Yes in respect of Definitive
     applicable, the number of Interest            Notes 15 Interest Payment
     Payment Dates between maturity of             Dates between the maturity
     each  Talon (if applicable):                  of the Talon

44.  Business   Day  Jurisdictions  for            London
     Condition 7(g)  (jurisdictions required
     to be open for payment):

45.  Additional  steps  that  may only be taken    N/A
     following  approval  by  an  Extraordinary
     Resolution  in  accordance  with
     Condition 11(a) (if applicable):

46.  Details of  any other additions or            See Appendix B
     variations to  the Conditions (if
     applicable):

47.  The  Agents  appointed  in  respect of        Citibank, N.A.
     the Notes are (*):

Provisions applicable to Global Notes and Global Certificates

48.  Notes to be represented on issue by:          Temporary Global Note

49.  Applicable  TEFRA  exemption (if "C Rules"    TEFRA D
     or "not applicable"):

50.  Temporary  Global  Note  exchangeable         The Temporary  Global Note
     for  Definitive Notes:                        is exchangeable for interests
                                                   in the Permanent Global Note
                                                   upon  certification as to
                                                   non-U.S. beneficial ownership
                                                   not  earlier  than 40 days
                                                   after the Issuer Date

51.  Permanent  Global  Note  exchangeable         The Permanent Global Note is
     for Definitive  Notes  at the  request        exchangeable in whole, but
     of the holder (if yes):                       not in part, for Definitive
                                                   Notes with  attached Coupons
                                                   and Talons):

                                                   (i)  upon not less than 60
                                                        days' written notice
                                                        being given to the
                                                        Issuing and Paying Agent
                                                        by Euroclear and/or
                                                        Clearstream, Luxembourg,
                                                        (acting on the
                                                        instructions of any
                                                        holder of an interest in
                                                        the Permanent Global
                                                        Note); or

                                                   (ii) not later than 60 days
                                                        after the receipt of
                                                        notice by the Issuing
                                                        and Paying Agent from
                                                        Euroclear and/or
                                                        Clearstream, Luxembourg
                                                        (acting on the
                                                        instructions of any
                                                        holder of an interest in
                                                        the Permanent Global
                                                        Note) or the Trustee
                                                        following the occurrence
                                                        of an Exchange Event,

                                                        where "Exchange Event"
                                                        means:

                                                        (1) an Event of Default
                                                            has occurred and is
                                                            continuing;

                                                        (2) the Issuer has been
                                                            notified that either
                                                            Euroclear or
                                                            Clearstream,
                                                            Luxembourg has been
                                                            closed for business
                                                            for a continuous
                                                            period of 14 days
                                                            (other than by
                                                            reason of holiday,
                                                            statutory or
                                                            otherwise) or has
                                                            announced an
                                                            intention
                                                            permanently to cease
                                                            business or has in
                                                            fact done so and no
                                                            alternative clearing
                                                            system satisfactory
                                                            to the Trustee is
                                                            available; or

                                                        (3) the Issuer has or
                                                            will become obliged
                                                            to pay additional
                                                            amounts as provided
                                                            for or referred to
                                                            in Condition 8 which
                                                            would not be
                                                            required were the
                                                            Notes in definitive
                                                            form.

Provisions relating only to the sale and listing of the Notes

52.  Issue Price:                                  99.755 per cent., plus 214
                                                   days accrued interest

53.  Details of any  additions or variations to    N/A
     the selling restrictions:

54.  Listing:                                      Luxembourg

55.  Dealer's Commission:                          N/A

56.  Method of issue of Notes:                     Non-Syndicated

57.  The following Dealers subscribing the         Royal Bank of Canada Europe
     Notes:                                        Limited

58.  Common Code:                                  010829704  on  consolidation
                                                   with Tranche 1 issued on 8th
                                                   March, 2000

59.  Temporary Common Code:                        11871518

60.  Net Proceeds:                                 (pound)52,012.361

61.  Use of Proceeds (if  different from that      N/A
     stated in the Offering Circular):

The Issuer confirms that:

(a) as at the date hereof, it has complied with its obligations under the listing rules of the Luxembourg Stock Exchange in relation to the admission to, and continuing listing of, the

     Programme and of any previous issues made under it and listed on the same exchange as the Programme;

(b) it will have complied with its obligations under the listing rules of the Luxembourg Stock Exchange by the time when the Notes are so admitted;

(c) as at the date hereof, it has not, since the last publication of information in compliance with the listing rules of the Luxembourg Stock Exchange about the Programme, any previous issues made under the Programme and listed on the Luxembourg Stock Exchange, or the Notes, having made all reasonable enquiries, become aware of any change in circumstances which could reasonably be regarded as significantly and adversely affecting its ability to meet its obligations as issuer in respect of the Notes as they fall due; and

(d) as at the date hereof, it has complied and will continue to comply with, its obligations under the Banking Act 1987 (Exempt Transactions) Regulations 1997 to lodge all relevant information in relation to the Notes with the London Stock Exchange.

Responsibility

The Issuer and the Guarantor accept responsibility for the information appearing in this Pricing Supplement.

Signed on behalf of the Issuer              Signed on behalf of the Guarantor


By:                                         By:
     -------------------------------             -------------------------------
     Duly Authorised Signatory                   Duly Authorised Signatory

                                   APPENDIX A

Condition 6(e) is deleted and replaced with the following:

"(e) Redemption at the option of the Noteholders

     (i)  On the occurrence of a Potential Put Event

     If, at any time while any of the Notes remains outstanding, a Potential Put Event occurs and during the Relevant Period, or (other than where the Potential Put Event is a Category II Restructuring Event) prior to the commencement of the Relevant Period, an Independent Financial Adviser shall have certified in writing to the Trustee that such Potential Put Event will not be or is not, in its opinion, materially prejudicial to the interests of the Noteholders, the following provisions of this Condition 6(e) shall cease to have any further effect in relation to such Potential Put Event.

     If, at any time while any of the Notes remains outstanding, a Potential Put Event occurs and an independent Financial Advisor shall have certified in writing to the Trustee that such Potential Put Event is, in its opinion, materially prejudicial to the interests of the Noteholders (a "Negative Certification"), then, unless at any time the Issuer shall have given a notice under Condition 6(c), the holder of each Note will, upon the giving of a Put Event Notice (as defined below). have the option (the "Put Option") to require the Issuer to redeem or, at the option of the Issuer, purchase (or procure the purchase of) that Note on the Put Date (as defined below), at its Put Event Redemption Amount together with (or, where purchased, together with an amount equal to) interest (if any) accrued to (but excluding) the Put Date.

     Any certification by an Independent Financial Adviser as aforesaid as to whether or not, in its opinion any Potential Put Event is materially prejudicial to the interests of the Noteholders shall, in the absence of manifest error, be conclusive and binding on the Trustee, the Issuer, the Guarantor and the Noteholders.

     Promptly upon, and in any event within 14 days after the Issuer becoming aware that a Potential Put Event has occurred, the Issuer shall, and at any time upon the Trustee becoming similarly so aware the Trustee may, and if so requested by the holders of at least one-quarter in nominal amount of the Notes then outstanding shall, give notice (a "Put Event Notice") to the Noteholders in accordance with Condition 16 specifying the nature of the Potential Put Event and the procedure for exercising the Put Option, provided that where the Potential Put Event is a Category II Restructuring Event the Issuer shall again give such notice 90 days prior to the Revocation Date (such latter notice, a "Category II Put Event Notice").

     To exercise the Put Option, the holder of a Note must deposit such Note with any Paying Agent at its specified office, on a day which is a Business Day in the City of London and in the place of such specified office falling within the Period (the "Put Period") of (i), in the case where the Put Option is in respect of an event other than a Category II Restructuring Event, 45 days after that on which a Put Event Notice is given or (ii) otherwise, at any time up to 15 days prior to the Put Date, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a "Put Notice") and in which the holder may specify a bank account to which payment is to be made under this Condition 6. Where any Note is delivered without all Coupons relating to it which mature after the day (the "Put Date") being (i) in the case where the Put Option is in respect of an event other than a Category II Restructuring Event, the fifteenth day after the date of expiry of the Put Period or (ii) otherwise, the Revocation Date (provided that such day is a Business Day in the City of London, otherwise the next day which is a Business Day in the City of London), the exercise of the Put Option in respect of such Note shall be subject to the provision of such indemnity as the Issuer may reasonably require. The Paying Agent to which such Note and Put Notice are delivered shall Issue to the Noteholder concerned a non-transferable receipt in respect of the Note so delivered. Payment in respect of any Note so delivered shall be made if the holder duly specifies in the Put Notice an account with a bank to which payment is to be made, on the Put Date by transfer to that bank account and, in every other case, on or after the Put Date in each case against presentation and surrender or (as the case may be) endorsement of such receipt at any specified office of any Paying Agent. A Put Notice, once given, shall be irrevocable. For the purposes of Conditions 9, 10, 11, 12, 14, 16 and 17 and for certain other purposes specified in the Trust Deed, receipts issued pursuant to this Condition 6(e) shall be treated as if they were Notes. The Issuer shall redeem or, at the option of the Issuer, purchase (or procure the purchase of) the relevant Note on the applicable Put Date unless previously redeemed or purchased.

     The Trustee is under no obligation to ascertain whether a Potential Put Event or any event which could lead to the occurrence of, or could constitute a, Potential Put Event has occurred and until it shall have actual knowledge or express notice to the contrary, the Trustee may assume that no Potential Put Event or such other event has occurred.

     (ii) On 8th March, 2015

     The Issuer shall, at the option of the holder of any Note, redeem such Note on 8th March, 2015 at its Redemption Amount together with unpaid interest accrued to 8th March, 2015.

     To exercise such option the holder must deposit such Note (together with all unmatured Receipts and Coupons and unexchanged Talons) with any Paying Agent at its specified office, together with a duly completed option exercise notice ("Exercise Notice") in the form obtainable from any Paying Agent, not less than 30, nor more than 60, days prior to 8th March, 2015. No Note so deposited and option exercised may be withdrawn without the prior consent of the Issuer, except that such Note will be returned to the relevant Noteholder by the Paying Agent with which it has been deposited if, prior to the due date for its redemption or the exercise of the option, the Note becomes immediately due and payable or if upon due presentation payment of the redemption moneys is not made or exercise of the option is denied.

In this Condition 6(e):

"Business Day" means, in relation to any place, a day on which commercial banks and foreign exchange markets generally settle payments in that place.

"Category I Restructuring Event" means the occurrence of any one or more of the following events:

(A) (aa) the Secretary of State and/or Director General of Electricity Supply (or any successor) gives the Guarantor or the holder of the PES Licence written notice of revocation (or issues a public notice generally) of the PES Licence (excluding any second tier supply licence and provided that the giving of notice pursuant to paragraph 3 of Part I of the PES Licence in each case as in effect on the date of the Pricing Supplement, or any other similar provision in any other PES Licence, shall not be deemed to constitute the revocation of the PES Licence); or

     (bb) the Guarantor or the holder of the PES Licence agrees in writing with the Secretary of State and/or Director General of Electricity Supply to any revocation or surrender of the PES Licence; or

     (cc) any legislation (whether primary or subordinate) is enacted terminating or revoking the PES Licence,

     except in any such case in circumstances where a licence or licences (each a "Successor Licence") on substantially not less favourable terms is or are granted to the Guarantor or one or more Relevant Subsidiaries or Subsidiaries (not being an Excluded Subsidiary) of the Guarantor at least 51 per cent. of the ordinary share capital of which is owned directly or indirectly by the Guarantor and which is Controlled by the Guarantor; or

(B) any modification (other than a modification which is of a formal, minor or technical nature) is made to the terms and conditions of the PES Licence on or after the date of the Pricing Supplement, unless two directors of the Guarantor have certified in good faith to the Trustee that the modified terms and conditions are not materially less favourable to the business of the Group; or

(C) (aa) the Pooling and Settlement Agreement is terminated under Clause 67.4 thereof and not replaced by one or more agreements, commercial arrangements or open market mechanisms or frameworks, in each case on terms which two directors of the Guarantor certify in good faith to the Trustee to be not materially less favourable to the business of the Group; or

     (bb) a holder of the PES Licence is given notice pursuant to Clause 67.3.2 of the Pooling and Settlement Agreement requiring it to cease to be a party thereto; or

     (cc) any notice declaring an event of default (as defined in the Pooling and Settlement Agreement) is given to a holder of the PES Licence under Clause 66.1.1 or 66.2 thereof and such default remains unremedied or unwaived; or

     (dd) any modification (other than a modification which is of a formal, minor or technical nature) is made to the Pooling and Settlement Agreement on or after the date of the Pricing Supplement. unless two directors of the Guarantor have certified in good faith to the Trustee that any such modification has not had and will not have a materially adverse effect on the financial rights and obligations of a holder of the PES Licence under the Pooling and Settlement Agreement or a materially adverse effect on the business of the Group, provided that any such modification shall, to the extent it grants or confers powers or discretions on the Director General of Electricity Supply (or any successor) under or in respect of the Pooling and Settlement Agreement, be deemed not to have a materially adverse effect as aforesaid, but for the avoidance of doubt any modification to the Pooling and Settlement Agreement made by the Director General of Electricity Supply (or any successor) by virtue of or pursuant to any such powers or discretions and which otherwise would have a materially adverse effect as provided above shall not by virtue of this sub-paragraph be deemed not to have such an effect; or

     (ee) a holder of the PES Licence ceases to be a party to the Pooling and Settlement Agreement for any. other reason (other than pursuant to (bb) and (cc) above) except where, a licence or licences is or are granted to one or more Subsidiaries as contemplated by sub-paragraph (A) above and at or about the same time all rights and obligations of such holder pursuant to the Pooling of Settlement Agreement which are attributable to such licence(s) are assigned and transferred to such Subsidiary and/or Subsidiaries in such manner as the Trustee may approve (such approval not to be unreasonably withheld or delayed) or such Subsidiary or Subsidiaries enters or enter into one or more agreements, commercial arrangements or open market mechanisms or frameworks in relation to such licence(s) which two directors of each of the Issuer and Guarantor certify to be not materially less favourable to the business of the Group; or

(D) any legislation (whether primary or subordinate) is enacted which removes, qualifies or amends (other than an amendment which if of a formal, minor or technical nature) the duties of the Secretary of State and/or the Director General of Electricity Supply under Section 3 of the Electricity Act as in force on the date of the Pricing Supplement, unless two directors of the Guarantor have certified in good faith to the Trustee that such removal, qualification or amendment is unlikely to have a materially adverse effect on the financial condition of the Group or any Relevant Subsidiary.

A "Category II Restructuring Event" occurs where the Secretary of State and/or Director General of Electricity Supply (or any successor) gives the Guarantor or the holder of the PES Licence written notice of revocation (or issues a public notice generally) of the PES Licence pursuant to paragraph 3 of Part I of the PES Licence. except in any such case in circumstances where a licence or licences (each, a "Successor Licence") on substantially not less favourable terms is or are granted to the Guarantor or one or more Relevant Subsidiaries or Subsidiaries (not being an Excluded Subsidiary) of the Guarantor at least 51 per cent. of the ordinary share capital of which is owned directly or indirectly by the Guarantor and which is Controlled by the Guarantor.

"Control" means the possession, direct or indirect. of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise (and references to "Controlled" shall be construed accordingly).

The "Eastern Disposal" means the sale of Eastern Electricity Limited under an agreement dated 19th November, 2001, as more fully described in the explanatory memorandum referred to in the Notice of Meeting (as defined in the second supplemental trust deed dated 26th February, 2002 between the Issuer, the Guarantor and the Trustee).

"Electricity Act" means the Electricity Act 1989 as amended or re-enacted from time to time and all subordinate legislation made pursuant thereto.

"Excluded Subsidiary" means any Subsidiary of the Guarantor:

(i) which is a single purpose company whose principal assets and business comprise the ownership, acquisition, development and/or operation of assets comprising a Project;

(ii) in its capacity as a partner in, and whose only material asset is its interest in, a single purpose partnership whose principal assets and business comprise a Project (as defined in Condition 10 (Events of Default);

(iii) none of whose indebtedness for borrowed money in respect of the financing of such ownership, acquisition, development and/or operation of such assets comprising a Project is subject to any recourse whatsoever to any member of the Group (other than such Subsidiary or another Excluded Subsidiary) in respect of the repayment thereof, except as expressly referred to in sub-paragraph (ii) of the definition of Project Finance Indebtedness (as defined in Condition 10 (Events of Default)); and

(iv) which has been designated as such by the Guarantor by written notice to the Trustee,

provided that the Guarantor may give notice to the Trustee at any time that any Excluded Subsidiary is no longer an Excluded Subsidiary, whereupon it shall cease to be an Excluded Subsidiary,

"Generation Licence" means the electricity generation licence granted by the Secretary of State to Eastern Merchant Generation Limited under the Electricity Act as in effect on the date of the Pricing Supplement.

The "Gross Redemption Yield" on the Notes and the Reference Stock will be expressed as a percentage and will be calculated on the basis indicated by the Joint Index and Classification Committee of the Institute and Faculty of Actuaries as reported in the Journal of the Institute of Actuaries, Vol. 105,
Part 1, 1978, page 18 or such other basis as the Trustee may approve.

"Group" means the Guarantor and its Subsidiary Undertakings and "member of the Group" shall be construed accordingly.

"indebtedness for borrowed money" means any present or future indebtedness (whether being principal, premium interest or other amounts) for or in respect of (i) money borrowed, (ii) liabilities under or in respect of any acceptance or acceptance credit, or (iii) any notes, bonds, debentures, debenture stock, loan stock or other securities offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part or for a consideration other than cash.

"Independent Financial Adviser" means a financial adviser appointed by the Issuer and approved by the Trustee (such approval not to be unreasonably withheld or delayed) or, if the Issuer shall not have appointed such an adviser within 21 days after becoming aware of the occurrence of a Potential Put Event and the Trustee is indemnified to its satisfaction against the costs of such adviser, a financial adviser appointed by the Trustee following consultation with the Issuer.

A "Loss of Control Event" occurs where TXU Europe Limited ceases to own directly or indirectly at least a majority of the ordinary share capital of TXU Europe Group plc and all Principal Subsidiaries (as defined in Condition 10 (Events of Default)) or ceases to Control TXU Europe Group plc and all Principal Subsidiaries, save that the Eastern Disposal (and each stage thereof and any consequences thereof) shall not constitute a Loss of Control Event.

"PES Licence" means the public electricity supply licence granted by the Secretary of State to Eastern Electricity plc under the Electricity Act (but for the avoidance of doubt excluding for this purpose any second tier licence) as in effect on the date of the Pricing Supplement and/or any Successor Licence.

"Potential Put Event" means any of (a) a Rating Downgrade Event, (b) a Loss of Control Event, (c) a Category I Restructuring Event or (d) a Category II Restructuring Event.

"Pooling and Settlement Agreement" means the agreement dated 30th March, 1990 (as amended and restated as at 22nd April, 1994) made by Eastern Electricity plc with The National Grid Company plc and others setting out the rules and procedures for the operation of an electricity trading pool and of a settlement system and, while the same has effect, the initial Settlement Agreement also dated 30th

March, 1990 and made between the same parties, in each case as in force on the date of the Pricing Supplement.

A "Put Event"' occurs on the date of the last to occur of (a) a Potential Put Event and (b) the relevant Negative Certification.

The "Put Event Redemption Amount" of a Note means its principal amount, save that where the Put Event arose as a result of a Category II Restructuring Event. "Put Event Redemption Amount" means the higher of:

(i)  the principal amount thereof; and

(ii) that price (the "Redemption Price"), expressed as a percentage rounded to three decimal places (0.0005 being rounded downwards), at which the Gross Redemption Yield on the Notes, if they were to be purchased at such price on the third dealing day prior to the publication of the Category II Put Event Notice, would be equal to the Gross Redemption Yield on such dealing day of the 6 per cent. Treasury Stock due 7th December, 2028 or such other United Kingdom Government Stock as the Trustee, with the advice of three leading brokers operating in the gilt-edged market and/or gilt-edged market makers, shall determine to be appropriate (the "Reference Stock") on the basis of the middle market price of the Reference Stock prevailing on such dealing day, as determined by Deutsche Bank AG London (or such other person(s) as the Trustee may approve). Any reference in the Terms and Conditions to "principal" shall be deemed to include any sum payable as the Redemption Price.

"Rated Securities" means the Notes, if at any time and for so long as they have a rating from a Rating Agency, and otherwise any other unsecured and unsubordinated debt of the Issuer or a Relevant Subsidiary (or of any Subsidiary of the Guarantor which is guaranteed on an unsecured and unsubordinated basis by the Guarantor or a Relevant Subsidiary) having an initial maturity of Five years or more which is rated by a Rating Agency.

"Rating Agency" means any of Standard & Poor's Rating Service, a division of the McGrawHill Companies. Inc., Moody's Investors Service Limited or Duff & Phelps Credit Rating Co. or any of their respective Subsidiaries and their successors or any rating agency substituted for either of them (or any permitted substitute of them) by the Issuer from time to time with the prior written approval of the Trustee (such approval not to be unreasonably withheld or delayed).

A "Rating Downgrade Event" shall be deemed to have occurred if the then current rating assigned to the Rated Securities by any Rating Agency (whether provided by a Rating Agency at the invitation of the issuer or by its own volition) is withdrawn or reduced from an investment grade rating (BBB-/Baa3, or their respective equivalents for the time being. or better) to a non-investment grade rating (BB+/Bal, or their respective equivalents for the time being or worse) or, if the Rating Agency shall then have already rated the Rated Securities below investment grade (as described above), the rating is lowered one full rating category (from BB+/Bal to BB/Ba2 or such similar lowering), PROVIDED that a Rating Downgrade Event shall be deemed not to have occurred if the rating assigned to the Rated Securities by each Rating Agency making the relevant reduction in rating or, where applicable, declining to assign a rating of at least investment grade as provided in this Condition 6(e), is subsequently increased to, or, as the case may be, there is assigned to the Notes or other unsecured and unsubordinated debt of the Issuer. the Guarantor or a Relevant Subsidiary (or of any Subsidiary of the Guarantor which is guaranteed on an unsecured and unsubordinated basis by the Guarantor or a Relevant Subsidiary) having an initial maturity of five years or more by such Rating Agency. an investment grade rating (BBB-/Baa3 or their respective equivalents for the time being) or better prior to any Negative Certification being issued.

"Relevant Indebtedness" means any present or future indebtedness (whether being principal, Premium. interest or other amounts) in the form of or represented by notes, bonds, debentures, debenture stock, loan stock or other Securities, whether issued for cash or in whole or in part for a consideration other than cash, and which, with the agreement of the person issuing the same, are quoted, listed or ordinarily dealt in on any stock exchange or recognised over-the-counter or other securities market, but shall in any event not include Project Finance Indebtedness.

"Relevant Licences" means the Generation Licence and the PES Licence and, in any such case, and from time to time any other licence or licences relating to the generation and/or distribution Of electricity granted to the Guarantor and/or any Relevant Subsidiary or Subsidiary as contemplated pursuant to Paragraph (A) of "Category I Restructuring Event" below and "Relevant Licence" shall be construed accordingly.

"Relevant Period" means the period of 90 days, starting from and including the day an which the Category I Restructuring Event, Rating Downgrade Event or Loss of Control Event, as the case may be, occurs or, in relation to a Category II Restructuring Event, the period commencing 90 days prior to the Put Date up to but excluding the Put Date.

"Relevant Subsidiary" means a member of the Group that holds a Relevant Licence.

"Revocation Date" means the date of the determination of the PES Licence following the 25 year notice period pursuant to a Category II Restructuring Event.

"Secretary of State" means the Secretary of State for Trade and Industry (or any successor).

"Subsidiary" means a "subsidiary" within the meaning of Section 736 of the Companies Act.

"Subsidiary Undertaking" shall have the meaning given to it by Section 258 of the Companies Act 1985 (but, in relation to the Issuer, shall exclude any undertaking (as defined in the Companies Act 1985) whose accounts arc not included in the then latest published audited consolidated accounts of the Issuer, of (in the case of an undertaking which has first become a subsidiary undertaking of a member of the Group since the date as at which any such audited accounts were prepared) would not have been so included or consolidated if it had become so on or before that date).

Any reference to an obligation being guaranteed shall include a reference to an indemnity being given in respect of the obligation."

                                   APPENDIX B

1.   The following new Condition 18 is inserted after Condition 17:

"18. Financial Covenant

(a)  Interest Cover Covenant

The Guarantor shall ensure that at each financial year end by reference to the annual audited consolidated financial statements of the Group produced under US GAAP, the ratio of Net Revenues to Net interest in respect of the immediately preceding 12 months shall not be less than 1.75 to 1.0;

where:

"Distribution" means any payment of dividends or other distribution and any return of capital including, without limitation, any payment in respect of, or on the redemption of, any share capital whether at a premium or otherwise, or any payment in respect of indebtedness for borrowed money to any person in the Group or to any person on their behalf, whether in cash or in kind and whether by way of interest, repayment of principal or otherwise and shall for the avoidance of doubt include any payment in respect of Subordinated Debt and Subordinated Loan Stock;

"Net Interest" includes, in relation to any period, the aggregate amount of all of the following insofar as they are payable by, or accrue in respect of indebtedness of, any member of the Group (except to another member of the Group) during that period: interest, commissions and fees in respect of moneys borrowed, discounts in respect of bills, notes or debts discounted, and that part of any amount under a financing lease or hire purchase, credit sale, conditional sale or deferred payment agreement which represents any of the foregoing save for interest payments in respect of Subordinated Debt or which constitute Distributions less the aggregate amount of interest income of the Group (excluding such income from another member of the Group) for such period. For this purpose, a discount shall be apportioned in accordance with US GAAP over the period for which that bill, note or debt is to be outstanding and shall be deemed to accrue from day to day during that period;

"Net Revenues" means, in relation to any period, the consolidated income of the Group for that period before Tax, interest and minority interests and before all extraordinary items, all as shown in the statements of consolidated income of the Group for that period, adding back all amounts provided (through the statements of consolidated income) for depreciation, goodwill and amortisation;

"Subordinated Debt" means any indebtedness for borrowed money of the Issuer which ranks subordinate to the Notes under the former's terms and conditions;

"Subordinated Loan Stock" means any loan stock issued by the Issuer which is not redeemable at the instance of the holder thereof on terms whereby ail payments thereunder rank subordinate to the Notes under the terms of the relevant loan documentation; and

"Taxes" or "Tax" means any present or future taxes of any nature (including, without limitation, value added tax), levy, impost, duty or other charge of a similar nature now or hereafter imposed by the laws of the United Kingdom or the United States and any other jurisdiction or any political subdivision thereof (including, without limitation, any penalty or interest payable in connection with any Failure to pay or any delay in paying the same).

(b)  Certification of Compliance with Interest Cover Covenant

The Guarantor will, within 10 Business Days (as defined in Condition 6(e)) in London "London Business Day") of the filing with the Registrar of Companies of each set of yearly audited financial statements, deliver to the Trustee a certificate signed on its behalf by two of their respective directors or one director and the Company Secretary.

     (i) confirming compliance with Condition 18(a) as at the end of the preceding financial year; and

     (ii) setting out in reasonable detail and in a form satisfactory to the Trustee the computations necessary to demonstrate such compliance.

(c)  Auditor's Certification of Compliance

Within 30 London Business Days of the filing with the Registrar of Companies of such financial statements in Condition 18(b), the Guarantor will deliver to the Trustee a certificate of the independent auditors of the Guarantor confirming compliance with Condition 18(a) as at the end of the preceding Financial period".

2. Paragraph (f) of Condition 6 (Redemption, Purchase and Options) is amended by deleting the phrase "at any time" in the second line of the first sentence and by inserting the following text after the word "price" at the end of that sentence: ", provided that such purchase(s) may only take place at any time after the third anniversary of the Issue Date".

3. Paragraph (b) of Condition 10 (Events of Default) is amended by inserting the following text between the words "Notes" and "the Guarantee" in the second line of that paragraph: "(which, for the avoidance of doubt, includes the Guarantor's obligations under Condition 18(a), 18(b) and 18(c))".

4. Paragraph (i) of Condition 10 (Events of Default) is deleted."

IN WITNESS whereof this Second Supplemental Trust Deed has been executed as a deed by the Issuer, the Guarantor and the Trustee and entered into the day and year first above written.

THE COMMON SEAL of TXU EASTERN     )
FUNDING COMPANY was affixed        )
to this deed in the presence of:   )

THE COMMON SEAL of TXU EUROPE      )
LIMITED was affixed to this deed   )
in the presence of:                )

THE COMMON SEAL of THE LAW         )
DEBENTURE TRUST CORPORATION        )
p.l.c. was affixed to this deed    )
in the presence of:                )

                                        DATED 26TH FEBRUARY, 2002

                                       TXU EASTERN FUNDING COMPANY

                                                 - and -

                                            TXU EUROPE LIMITED

                                                 - and -

                                         THE LAW DEBENTURE TRUST
                                            CORPORATION p.l.c.

                               -------------------------------------------------

                                      SECOND SUPPLEMENTAL TRUST DEED

                                 further supplementing and modifying the
                                 trust deeds and the Pricing Supplements
                               constituting the(pound)275,000,000 7.25 per cent.
                                              Notes due 2030

                               -------------------------------------------------

                                      [LOGO OF ALLEN & OVERY COMPANY]
                                                   London

                            DATED 26TH FEBRUARY, 2002

                           TXU EASTERN FUNDING COMPANY

                                     - and -

                               TXU EUROPE LIMITED

                                     - and -

                   THE LAW DEBENTURE TRUST CORPORATION p.l.c.

             -------------------------------------------------------

                         SECOND SUPPLEMENTAL TRUST DEED

             further supplementing and modifying the trust deeds and
                    the Pricing Supplements constituting the
                (pound)275,000,000 7.25 per cent. Notes due 2030

                         [LOGO OF ALLEN & OVERY COMPANY]
                                     London